                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       PAGE NO.
                                                                       --------
Independent Auditors' Reports.........................................      F-2
Consolidated Financial Statements:
  Balance Sheet at December 31, 1996 and at December 31, 1997.........      F-4
  Statements of Operations for the years ending December 31, 1995 and
   1996 and 1997......................................................      F-5
  Statements of Stockholders' Equity/Capital Deficiency for the years
   ended December 31, 1995 and 1996 and 1997..........................      F-6
  Statements of Cash Flows for the years ended December 31, 1995 and
   1996 and 1997......................................................      F-7
Notes to Financial Statements......................................... F-8-F-17

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders
Mortgage Plus Equity and Loan Corp.

  We have audited the accompanying balance sheet of Mortgage Plus Equity and Loan Corp. as of December 31, 1997, and the related statements of operations, stockholders' equity/capital deficiency and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Mortgage Plus Equity and Loan Corp. as of December 31, 1997 and the results of its operations and its cash flows for the each of the years in the two year period then ended, in conformity with generally accepted accounting principles.

Florham Park, New Jersey
February 6 , 1998
With respect to Note 16
February 26, 1998

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

ASSETS
  Cash and cash equivalents....................................... $   377,709
  Mortgage loans held for sale....................................   6,300,764
  Due from investors..............................................   6,959,131
  Other receivables and other assets..............................   1,684,676
  Due from stockholders...........................................     263,646
  Deferred offering costs.........................................     122,283
  Property and equipment--net.....................................     508,624
                                                                   -----------
                                                                   $16,216,833
                                                                   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Warehouse line of credit........................................ $10,532,994
  Loans closed to be disbursed....................................   1,989,264
  Notes payable...................................................   1,392,763
  Subordinated debt...............................................     878,000
  Obligation under capital lease..................................     193,184
  Accounts payable and accrued expenses...........................     786,158
                                                                   -----------
      Total liabilities...........................................  15,772,363
                                                                   ===========
  Commitments and contingencies (Note 15)
  Stockholders' equity:
    Preferred stock--$.001 par value; authorized 1,000,000 shares, issued and outstanding none..................................
    Common stock--$.001 par value; authorized 20,000,000 shares;
     issued and outstanding 8,056,000 shares......................       8,056
    Additional paid-in capital....................................     513,116
    Accumulated deficit...........................................     (76,702)
                                                                   -----------
      Total stockholders' equity..................................     444,470
                                                                   -----------
                                                                   $16,216,833
                                                                   ===========


                       See notes to financial statements

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

                            STATEMENTS OF OPERATIONS

                                                         YEAR ENDED DECEMBER
                                                                 31,
                                                        ----------------------
                                                           1996        1997
                                                        ----------  ----------
REVENUES:
  Mortgage origination, net............................ $5,307,353  $7,147,163
  Interest earned......................................    663,322     860,424
                                                        ----------  ----------
    Total revenues.....................................  5,970,675   8,007,587
                                                        ----------  ----------
EXPENSES:
  Commissions, wages and benefits......................  3,715,169   5,549,795
  Selling and administrative...........................  1,770,894   2,567,371
  Interest expense.....................................    707,952     967,123
                                                        ----------  ----------
    Total expenses.....................................  6,194,015   9,084,289
                                                        ----------  ----------
OPERATING LOSS.........................................   (223,340) (1,076,702)
  Other income.........................................              1,000,000
                                                        ----------  ----------
NET LOSS...............................................   (223,340)    (76,702)
  Basic loss per share................................. $    (0.03) $    (0.01)
                                                        ==========  ==========
Pro forma for 1996:
  Historical net loss shown above......................   (223,340)
  Pro forma benefit for income taxes for the period
   prior to the termination of the S corporation sta-
   tus.................................................    (33,000)
                                                        ----------
PRO FORMA NET LOSS .................................... $ (190,340)
                                                        ==========
Pro forma basic loss per share......................... $    (0.03)
                                                        ==========


                       See notes to financial statements

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

              STATEMENT OF STOCKHOLDERS' EQUITY/CAPITAL DEFICIENCY

                                              ADDITIONAL
                             NUMBER OF COMMON  PAID-IN   ACCUMULATED
                              SHARES   STOCK   CAPITAL     DEFICIT     TOTAL
                             --------- ------ ---------- ----------- ---------
BALANCE AS OF JANUARY 1,
 1996......................  7,000,000 $7,000             $(363,611) $(356,611)
Shares transferred by a
 principal stockholder to
 an officer................                    $ 41,000                 41,000
Issuance of common stock...  1,000,000  1,000   868,903                869,903
S corporation distribution.                                 (43,558)   (43,558)
Net loss...................                                (223,340)  (223,340)
Transfer of S corporation
 cumulative loss to
 additional paid-in capital
 upon the Company's change
 to C corporation status...                    (630,509)    630,509
                             --------- ------  --------   ---------  ---------
BALANCE AS OF DECEMBER 31,
 1996......................  8,000,000  8,000   279,394          --    287,394
Shares issued in payment of
 interest on a subordinated
 debt......................     56,000     56    55,944                 56,000
Issuance of warrants in
 connection with a note
 payable...................                     177,778                177,778
Net loss...................                                 (76,702)   (76,702)
BALANCE AS OF DECEMBER 31,
 1997......................  8,056,000 $8,056  $513,116   $ (76,702) $ 444,470
                             ========= ======  ========   =========  =========


                       See notes to financial statements

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

                            STATEMENT OF CASH FLOWS

                                                         YEAR ENDED DECEMBER
                                                                 31.
                                                        ----------------------
                                                           1996        1997
                                                        ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.............................................. $ (223,340) $  (76,702)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
  Shares issued in payment of interest expense.........     56,000
  Shares transferred by a principal stockholder to an
   officer.............................................     41,000
  Depreciation.........................................     39,996      79,773
  Changes in:
   Mortgage loans held for sale........................ (4,781,181)  4,235,230
   Due from investors.................................. (6,959,131)
   Other receivables and other assets..................   (189,614) (1,452,834)
   Accounts payable and accrued expenses...............        (85)     93,399
                                                        ----------  ----------
    Net cash used in operating activities.............. (5,113,224) (4,024,265)
                                                        ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment...................   (253,890)   (267,167)
 Advances to stockholders..............................    (29,562)   (234,084)
                                                        ----------  ----------
   Net cash used in investing activities...............   (283,452)   (501,251)
                                                        ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from warehouse line of credit............  4,062,670     718,349
 Loans closed to be disbursed..........................    490,227   1,499,037
 Proceeds from subordinated debt.......................              1,278,000
 Repayment of subordinated debt........................               (400,000)
 Proceeds from notes payable...........................     30,000   1,322,222
 Repayment of notes payable............................    (25,000)    (91,959)
 Proceeds from sale leaseback of equipment.............                275,000
 Repayments of obligation under capital lease..........                (81,816)
 S corporation distribution............................    (43,558)
 Issuance of common stock, net.........................    869,903
 Issuance of warrants..................................                177,778
 Deferred offering costs...............................               (122,283)
                                                        ----------  ----------
   Net cash provided by financing activities...........  5,384,242   4,574,328
                                                        ----------  ----------
NET INCREASE (DECREASE) IN CASH........................    (12,434)     48,812
 Cash and cash equivalents at the beginning of year....    341,331     328,897
CASH AND CASH EQUIVALENTS AT THE END OF YEAR........... $  328,897  $  377,709
                                                        ==========  ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
 Interest.............................................. $  649,706  $  909,014
                                                        ==========  ==========

Supplemental non-cash disclosures:

  In 1997, the Company issued 56,000 shares of common stock in settlement of interest aggregating $56,000 on certain subordinated debt.

                     See notes to financial statements F-6

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization:

  Mortgage Plus Equity and Loan Corp. (the "Company") organized in 1987, is primarily engaged in the business of originating and selling first mortgages collateralized by single family residences. From its inception through 1993, the Company operated as a mortgage broker. The Company, in 1994, became a mortgage banker and in 1995, the Company commenced originating and selling sub-prime residential first mortgages. The Company is an approved nonsupervised mortgagee for the U.S. Department of Housing and Urban Development, and originates substantially all of its mortgage loans in New York, New Jersey and Missouri.

 Cash equivalents:

  The Company considers cash equivalents to consist of short term investments with an initial maturity of three months or less. Management mitigates credit risk by investing in or through large financial institutions.

 Revenue recognition:

  The Company sells whole mortgage loans and pools of mortgage loans, servicing released, on a non-recourse basis. Mortgage origination fees, net of direct loan origination costs, are deferred and included in mortgage loans held for sale, until the loans are sold. Revenue recognition from the sale of mortgage loans occurs when the loans are shipped to investors pursuant to existing sales commitments. Mortgage origination revenue is the differential between the sales proceeds including premium, if any, and the carry amount of the mortgage. Based upon the amount of mortgage loans subject to recapture of premiums and the amounts the Company has previously paid to investors as recapture of premium, management provides an allowance for premium recapture (See Note 15).

 Mortgage loans held for sale:

  Mortgage loans held for sale are collateralized residential real estate loans with a weighted average interest rate of approximately 13% as of December 31, 1997 and are carried at the lower of cost or market on an aggregate basis.

  Included in mortgage loans held for sale are deferred origination fees of approximately $160,000 and deferred origination costs of $155,000.

 Property and equipment:

  Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is provided using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the useful life of the asset or the remaining lease period. Expenditures for maintenance and repairs are charged to expense; major replacements and betterments are capitalized.

  If an asset is identified as impaired, the Company estimates future cash flows (undiscounted and without interest) which are expected to result from the use of the asset and its eventual disposition. If the sum of the future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss. No such losses have been required to be recognized.

 Loans closed to be disbursed:

  Loans closed to be disbursed generally represents the amounts for which mortgagors have signed loan and mortgage documents in order to refinance existing mortgage obligations where, since the three day recission period has not expired, the Company has not disbursed any funds. Upon disbursement of funds, the mortgage loan is typically pledged as collateral under a warehouse line of credit.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Income taxes:

  Through December 30, 1996, the Company had elected for both federal and state purposes to be treated as an S corporation and incurred only minimum taxes at the state level. Consequently, the net earnings of the Company were taxed directly to the stockholders rather than the Company. Effective as of December 31, 1996, the Company terminated its S corporation status and will be taxed as a C corporation.

  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities. (See Note 10).

 Advertising expenses:

  The Company expenses advertising costs which consist primarily of promotional items and print media. Total advertising expense for the year ended December 31, 1997 and 1996 was $232,000 and $133,000, respectively.

 Use of estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Stock-based compensation:

  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") allows companies to either expense the estimated fair value of employee stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to apply APB 25 in accounting for its employee stock options incentive plans.

 Per share data:

  Basic loss per share was computed based on the net loss (pro forma in 1996) and the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is not shown since it would be anti-dilutive. The weighted average number of shares outstanding for the years ended December 31, 1997 and 1996 was 8,025,315 and 7,002,732, respectively.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

2. OTHER RECEIVABLES AND ASSETS

  Other receivables and assets as of December 31, 1997 consist of:

   Officer's life insurance receivable.............................. $1,000,000
   Deferred costs on loans in process...............................    269,641
   Due from employees...............................................    150,538
   Mortgage fees receivable.........................................    146,853
   Other............................................................    117,644
                                                                     ----------
                                                                     $1,684,676
                                                                     ==========

3. PROPERTY AND EQUIPMENT

  Property and equipment as of December 31, 1997 consist of :

                                                              ASSET
                                                              LIVES
                                                            ----------
   Equipment and furniture................................. 5-10 Years $177,284
   Equipment subject to capital lease......................    5 Years  300,389
   Leasehold improvements..................................    5 Years  196,690
                                                            ---------- --------
                                                                        674,363
   Accumulated depreciation and amortization...............            (165,739)
                                                                       --------
                                                                       $508,624
                                                                       ========

  Included in depreciation expense for the year ended December 31, 1997 is depreciation expense on equipment under capital lease of $45,000.

4. WAREHOUSE LINES OF CREDIT

  The Company has a $12 million warehouse line of credit expiring April 30, 1998, with a commercial bank which is collateralized by specific mortgage loans held for sale and amounts due from investors. Interest is variable based on the prime rate and type of collateral and ranged from 8-1/4% to 8-3/4% as of December 31, 1997. This warehouse line of credit is personally guaranteed by the Company=s principal shareholders and contains certain covenants requiring, among other things, maintenance of certain financial ratios and minimum tangible net worth.

  As of December 31, 1997, based upon the most restrictive covenants, the Company is precluded from declaring or paying any cash dividends.

5. DEFERRED OFFERING COSTS:

  The Company has incurred $122,000 in incremental costs in connection with a proposed initial public offering of common stock. Upon consummation of the offering, the deferred costs will be charged against the gross proceeds of the offering or, if not consummated, they will be charged to expense. The Company will incur substantial additional offering costs.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

6. NOTES PAYABLE

  Notes payable as of December 31, 1997 consists of:

                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
   Note payable in monthly installments of the greater of
    $100,000 or 50% of the premiums on mortgages sold to the
    lender, plus interest at the prime rate plus 1% per annum
    (9-1/2% as of December 31, 1997) due April 1999 and
    collateralized by all unencumbered assets (a)...............   $1,322,222
   Note payable in monthly installments of $2,083 plus interest at the prime rate plus 2% per annum (10-1/2% at December 31,
    1997), due March 1999. Guaranteed by the principal stock-
    holders and collateralized by a $50,000 cash account........       37,006
   Note payable in monthly installments of $4,104 plus interest at the prime rate plus 2% per annum (10-1/2% as of December
    31, 1997) due October 1998..................................       33,535
                                                                   ----------
                                                                  $1,392,763
                                                                   ==========

--------
(a) In connection with this note payable, which was issued in December 1997, the Company issued warrants to purchase 888,888 shares of common stock. These warrants are exercisable the earlier of August 1998 or the effective date of a public offering and expire three years later. The exercise price is $1.00 per share prior to the public offering and, subsequently, 85% of the public offering price. The Company valued the warrants at $177,778. Accordingly, the note payable has been reduced by the $177,778 discount and additional paid-in capital increased by the same amount. The imputed interest rate on the note is 27.6% per annum.

  Minimum principal payments on the notes payable during the years ended December 31, 1998 and 1999 are $995,170 and $397,590, respectively.

7. SUBORDINATED DEBT

  In March 1997, the Company borrowed $778,000 ($313,000 from affiliates of certain of the Company's principal stockholders). These borrowings, due March 1998, are not collateralized and are subordinated to the notes payable and the warehouse line. Interest on these notes is 14% per annum. In July 1997, the Company issued 28,000 shares of its common stock to a note holder in satisfaction of the interest due at maturity on $400,000 of this debt. The shares were valued at $56,000, representing the interest due on this obligation based upon its stated maturity date. In December 31, 1997, the $400,000 obligation was repaid with a portion of the proceeds of the $1,500,000 note payable (see Note 6). In October 1997, the Company borrowed $500,000 from an affiliate of certain principal stockholders. This borrowing, due April 1998, is collateralized by the officer's life insurance claim receivable and is subordinated to the notes payable and warehouse line. Interest is 9% per annum.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

8. OBLIGATION UNDER CAPITAL LEASE

  As of December 31, 1997, the future minimum lease payments under a capital lease expiring December 1999 are as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
    1998.............................................................. $108,024
    1999..............................................................  108,024
                                                                       --------
                                                                        216,048
    Less amount representing interest.................................  (22,864)
                                                                       --------
                                                                       $193,184
                                                                       ========

  This obligation is guaranteed by the Company's principal stockholders. The obligation under the capital lease is the result of the Company entering into a sale leaseback transaction. Since the lease covers substantially all of the economic life of the equipment, it has been recorded as a capital lease and no gain or loss on the sale has been recognized.

9. RELATED PARTY TRANSACTIONS

  The Company subleases certain of its offices from an affiliate (see Note
15). Total related party lease expense paid approximated $158,000 and $134,000 for the years ended December 31, 1997 and 1996, respectively. The Company pays rent to the affiliate based on its proportionate share of the amount paid by the affiliate to the ultimate lessor.

  During 1997, the Company accrued, but did not pay, approximately $33,000 of interest expense on the subordinated debt due to related parties. The liability is included in accounts payable and accrued expenses.

  During 1996, the Company processed and closed approximately $18.3 million of residential mortgage loans for an affiliate for which it received fees of approximately $92,000. The Company ended this activity on September 30, 1996.

10. INCOME TAXES

  The components of deferred tax assets and liabilities as of December 31, 1997 are as follows:

   Deferred tax asset:
    Deferred mortgage origination fees................................ $ 67,100
    Net operating loss carryforward...................................  564,500
    Other.............................................................    8,400
                                                                       --------
     Total deferred tax asset.........................................  640,000
   Deferred tax liability--deferred mortgage origination costs:....... (113,200)
                                                                       --------
   Net deferred tax asset.............................................  526,800
   Valuation allowance................................................  526,000
                                                                       --------
                                                                       $     --
                                                                       ========

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

  As a result of the Company becoming a C corporation for income tax purposes as of December 31, 1996, it recognized a deferred tax asset valuation allowance of $99,000 as of such date. In 1997, the valuation allowance increased by $427,000.

  The difference between the tax benefit computed at the statutory federal income tax rate on the Company's net loss and the Company's effective tax rate benefit for the years ended December 31, 1996 (on a pro forma basis) and 1997 is summarized as follows:

                                                                DECEMBER 31,
                                                                --------------
                                                                 1996    1997
                                                                ------   -----
   Statutory federal income tax rate...........................  (34.0)% (34.0)%
   Increase in valuation allowance.............................   11.8   438.8
   Non-deductible meals and entertainment......................    4.1    24.3
   Non-taxable proceeds from officer's life insurance claim.... (443.3)
   Other.......................................................    3.3    14.2
                                                                ------   -----
   Effective income tax rate benefit...........................  (14.8)%    --
                                                                ======   =====

  As of December 31, 1997, the Company had a net operating loss carryforward of $1,300,000 expiring in 2012.

11. STOCKHOLDER'S EQUITY/CAPITAL DEFICIENCY

 Common stock:

  During 1996, a principal stockholder of the Company transferred 693,000 shares to an officer of the Company. The estimated fair value of $41,000 was charged to operations and credited to additional paid-in capital.

  On December 31, 1996, the Company issued 1,000,000 shares of common stock in a private placement at a price of $1.00 per share to an unaffiliated investor. Net proceeds of this private placement were approximately $869,000 which were used for Company operations.

  The Company has reserved 1,288,888 shares of its common stock for issuance upon exercise of incentive stock options and warrants issued in connection with a note payable.

 Stock options:

  On December 31, 1995, the Board of Directors approved the Equity Incentive Plan (the "Plan") and authorized the issuance of up to 400,000 shares of common stock of the Company upon the exercise of incentive stock options ("options") which may be granted for a maximum of ten years pursuant to the Plan. The Plan provides primarily for the granting of options to certain key employees and exercise prices at not less than the estimated fair value at date of grant.

  On November 1, 1996, 185,000 options were granted. The options were issued at exercise prices equal to estimated fair value of the Company's common stock on the grant date of $1.00 per common share. These options vest ratably on the anniversary of the date of grant through November 1, 2000 (46,250 shares on each of November 1, 1997, 1998, 1999 and 2000). The option's maximum term is ten years. No options were forfeited or exercised during 1996 or 1997. No options were canceled during 1996, however, options for 150,000 shares were canceled in 1997.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

11. STOCKHOLDER'S EQUITY/CAPITAL DEFICIENCY (CONTINUED)

 Stock options: (continued)

  On February 15, 1997, the principal stockholders of the Company granted an officer options to acquire up to 378,414 shares of the Company's common stock owned by the stockholders at exercise prices not less than the estimated fair value of the Company's common stock at the grant date. The following table summarizes information about these options which expire in February 2000:

      NUMBER
        OF                       EXERCISE
      SHARES                      PRICE                                         VESTING DATE
      ------                     --------                                       ------------
      126,138                     $1.00                                       February 15, 1998
      126,138                      1.25                                       February 15, 1999
      126,138                      1.50                                       February 15, 2000

  The fair value of each option granted in 1996 and 1997 has been estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions; no dividend yield, expected volatility of 0%, risk-free interest rate of 6%, and expected lives of approximately four years for the 1996 options and three years for the 1997 options. The fair value of options granted during 1996 and 1997 were $.0.21 and $0.06 per share, respectively.

  The Company applies APB 25 in accounting for its stock option incentive plan and, accordingly, recognizes compensation expense for the difference between fair value of the underlying common stock and the grant price of the option at the date of grant. The effect of applying SFAS No. 123 on 1996 and 1997 pro forma net loss is not necessarily representative of the effect on reported net income (loss) in future years due to, among other things (1) the vesting period of the stock options and (2) the fair value of additional stock options in future years. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under SFAS No. 123, the Company's net loss in 1996 and 1997 would have been approximately $(230,000) and $(97,000), respectively.

  The following table summarizes information about stock options outstanding for which the Company has an obligation to issue shares of common stock as of December 31, 1997:

                  OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
               ---------------------------             ------------------------
                               WEIGHTED
                  NUMBER        AVERAGE                   NUMBER
               OUTSTANDING     REMAINING    WEIGHTED   EXERCISABLE    WEIGHTED
                  AS OF       CONTRACTUAL   AVERAGE       AS OF       AVERAGE
   EXERCISE    DECEMBER 31,      LIFE       EXERCISE   DECEMBER 31,   EXERCISE
    PRICE          1997       (IN YEARS)     PRICE         1997        PRICE
   --------    ------------   -----------   --------   ------------   --------
   $1.00          35,000         8.84        $1.00        8,750        $1.00

12. BRANCH EXPENSE

  During the years ended December 31, 1997 and 1996, the Company incurred expenses of, $654,000 and $556,000, respectively, in conjunction with the expansion of the Company's lending operation through the opening of new offices. These expenses consist of the following:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Commissions, wages and benefits........................... $331,000 $417,000
   Selling and administrative expenses.......................  225,000  237,000

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

13. RETIREMENT PLAN

  The Company has a 401(k) savings plan (the "Plan") which enables employees to make contributions on a pre-tax salary basis in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Plan provides for a discretionary company contribution to be determined annually. The Company did not make any contributions for the 1997 and 1996 Plan years.

14. OTHER INCOME

  Other income represents proceeds due the Company under an officer's life insurance policy as a result of the death of the officer in October 1997.

15. COMMITMENTS, CONTINGENCY AND OTHER

 Litigation:

  In May 1997, two former employees initiated litigation alleging breach of contract in connection with establishing and operating a branch office and are seeking approximately $1,257,000 in damages and sought a preliminary injunction. While the preliminary injunction has been denied, the remaining claims are still pending. While the outcome cannot be determined, management believes that the action is without merit and is vigorously contesting this matter.

 Leases:

  The Company has various lease agreements for equipment and office space extending through March 2004.

  The following is a schedule of future minimum rental payments required under noncancelable leases:

   YEARS ENDING                                           RELATED       OTHER
   DECEMBER 31,                                        PARTY EXPENSES   LEASES
   ------------                                        -------------- ----------
    1998..............................................    $143,700    $  205,400
    1999..............................................      92,300       446,700
    2000..............................................      51,300       479,200
    2001..............................................      10,400       511,300
    2002..............................................                   479,900
    Thereafter........................................                   659,800
                                                          --------    ----------
                                                          $297,700    $2,782,300
                                                          ========    ==========

  The Company's rent expense approximated, $525,000 and $362,000 for the years ended December 31, 1997 and 1996, respectively.

 Employment agreements:

  Effective September 1997, the Company entered into employment agreements with two key executives expiring in September 2000. Under the terms of the agreements, the aggregate initial annual compensation is $150,000 per executive. Additionally, the agreements, among other things, include provisions for bonuses based on up to 5% of income before provision for income taxes and also provides for increases in compensation and severance payments, provided that the officer is not terminated for cause.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

15. COMMITMENTS, CONTINGENCY AND OTHER (CONTINUED)

 Contingency:

  The Company has received an assessment from the Internal Revenue Service (the "IRS") concerning the classification of certain workers by the Company as independent contractors during the period 1992 through 1994. This assessment totals approximately $233,000 for employment taxes as if the independent contractors were classified as employees during the period. The Company has formerly disputed this assessment and has commenced discussions with the IRS to settle this dispute. Management believes, based on advice of counsel, that it has sufficient documentation and basis for its independent contractor classification. The Company has held settlement discussions with the IRS and has accrued the anticipated settlement amount.

 Financial instruments with off-balance sheet risk or concentrations of credit risk:

  In the normal course of business, there are various financial instruments which are properly not recorded in the financial statements. The Company's risk of accounting loss due to the credit risks and market risks associated with these off-balance sheet instruments varies with the type of financial instrument and principal amounts. Credit risk represents the possibility of a loss occurring from the failure of another party to perform in accordance with the terms of a contract. Market risk represents the possibility that future changes in market prices may make a financial instrument less valuable or more onerous.

  Certain of the investors in sub-prime mortgages require the Company to return a portion of the sale price of the mortgage loan paid to the Company if the sub-prime mortgagor pays off within one year. During the two years ended December 31, 1997, the Company incurred costs of approximately $50,000 related to the early pay-off of sub-prime mortgage loans sold to investors. The Company does not currently believe any future recapture costs would be significant and has provided $20,000 as an allowance for estimated future recapture costs as of December 31, 1997.

  The Company had approximately $58.4 million of mortgage loans in various stages of process as of December 31, 1997 of which approximately $13.4 million has been committed and rate-locked. For approximately $31.0 million of mortgage loans held for sale and loans in process, the Company has committed to sell them to investors. For sub-prime mortgage loans, the Company accumulates mortgage loans into pools (usually $1 million to $2 million) and sells the weighted average note rate to an investor. The ultimate amount of the gain or loss on the sale of the mortgage loan is determined by the difference between the cost of the loans and the price paid by the investor.

  In connection with the sale of loans to its investors, the Company normally makes representations and warranties (which are customary in the industry) relating to, among other things, the Company's compliance with laws, regulations, investor standards and the accuracy of information supplied by the mortgagor and verified by the Company. In the event of a breach of these representations and warranties, the Company would be required to repurchase such loans. The Company did not repurchase any loans during the period from January 1, 1996 through December 31, 1997.

 Fair value of financial instruments:

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Values of Financial Instruments" ("FAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. Because no market exists for certain of the Company's assets and liabilities, fair value estimates are based upon judgments regarding credit risk, investor expectation of economic conditions, normal cost of administration and other risk characteristics, including interest rate and prepayment risk. These estimates are subjective in nature and involve uncertainties and matters of judgment and significantly affect the estimates.

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

15. COMMITMENTS, CONTINGENCY AND OTHER (CONTINUED)

  Fair value estimates are based on existing balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. The tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in the estimates.

  The following summarizes the information about the fair value of the financial instruments recorded on the Company's financial statements in accordance with FAS 107.

                                                            DECEMBER 31, 1997
                                                          ---------------------
                                                           CARRYING
                                                            VALUE    FAIR VALUE
                                                          ---------- ----------
   Cash.................................................. $  377,709 $  377,709
   Mortgages held for sale...............................  6,300,764  6,569,960
   Due from investors....................................  6,959,131  6,959,131
   Loans closed to be disbursed..........................  1,989,264  1,989,264
   Borrowings............................................ 12,996,941 12,996,941

  The methodology and assumptions utilized to estimate the fair value of the Company's financial instruments, including the off-balance sheet instruments are as follows:

CASH

  The carrying amount of cash approximates fair value.

MORTGAGE LOANS HELD FOR SALE

  The Company has estimated the fair values reported based on recent sales.

DUE FROM INVESTORS

  The carrying value reported approximates fair value due to the short-term nature of the asset.

BORROWINGS AND LOANS CLOSED BUT NOT DISBURSED

  The carrying value reported approximates fair value due to the short-term nature of a significant portion of the borrowings and the variable interest rates charged on most borrowings.

COMMITMENTS TO ORIGINATE LOANS AND LOANS IN PROCESS

  Typically, the Company does not charge fees for commitments to originate loans or to rate lock such commitments. Furthermore, the Company does not receive fees on commitments to sell. In addition, market interest rates as of December 31, 1997 have not changed significantly since the dates of the commitments. Accordingly, these off-balance sheet instruments have no estimated fair value.

 Concentrations:

  For the year ended December 31, 1997 and 1996, one investor accounted for 41% and five investors accounted for 84%, respectively of mortgages sold.

16. SUBSEQUENT EVENT

  On February 26, 1998, the Company entered into an agreement to merge with Computer Transceiver Systems, Inc. ("CTSI"), a nonoperating public company which will have 337,392 shares of common stock outstanding prior to the merger. Pursuant to the merger, CTSI will acquire all of the outstanding common stock of the Company in exchange for 8,056,000 shares of CTSI common stock. The merger will be accounted for as a reverse acquisition.